INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of CERBCO, Inc.

We have audited the consolidated financial statements of CERBCO, Inc. and subsidiaries as of June 30, 1996 and 1995, and for each of the three years in the period ended June 30, 1996, and have issued our report thereon dated September 20, 1996; such financial statements and report are included in this Annual Report on Form 10-K. Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidating schedules as of, and for the year ended June 30,1996 are presented for the purpose of additional analysis of the basic consolidated financial statements rather than to present the financial position and results of operations of the individual companies, and are not a required part of the basic consolidated financial statements. These schedules are the responsibility of the Company's management. Such schedules have been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Washington,  D.C.
September 20, 1996


CERBCO, Inc.
CONSOLIDATING SCHEDULE - STATEMENT OF EARNINGS INFORMATION
YEAR ENDED JUNE 30, 1996

                                       CERBCO, Inc.                 CERBCO, Inc.   Insituform East, Capitol Copy
                                       Consolidated   Eliminations Unconsolidated    Incorporated   Products, Inc.

Sales                                   $50,680,063   $         0    $         0    $ 30,470,867    $ 20,209,196
                                        -----------   -----------    -----------    ------------    ------------
Costs and Expenses:
  Cost of sales                          34,324,996             0              0      22,288,437      12,036,559
  Selling, general and administrative
    expenses                              9,341,947             0        491,410       5,140,417       3,710,120
                                        -----------   -----------    -----------    ------------    ------------
    Total Costs and Expenses             43,666,943             0        491,410      27,428,854      15,746,679
                                        -----------   -----------    -----------    ------------    ------------
Operating Profit (Loss)                   7,013,120             0       (491,410)      3,042,013       4,462,517
Investment Income                           379,916             0        155,744         135,429          88,743
Interest Expense                            (28,129)            0            (80)        (16,719)        (11,330)
Other Income (Expense) - net                248,661             0         45,827         250,656         (47,822)
Earnings (Loss) Before Income Taxes     -----------   -----------    -----------    ------------    ------------

  and Non-Owned Interests                 7,613,568             0       (289,919)      3,411,379       4,492,108

Provision for Income Taxes                2,854,000             0              0       1,074,000       1,780,000
                                        -----------   -----------    -----------    ------------    ------------
Earnings (Loss) Before Non-Owned
  Interests                               4,759,568             0       (289,919)      2,337,379       2,712,108

Non-Owned Interests in Earnings of
    Consolidated Subsidiaries             2,704,277 (B) 2,045,455              0         658,822               0
                                        -----------   -----------    -----------    ------------    ------------
                      NET EARNINGS      $ 2,055,291   ($2,045,455)   ($  289,919)   $  1,678,557    $  2,712,108
                                        ===========   ===========    ===========    ============    ============



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

CERBCO, Inc.
CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
JUNE 30, 1996

                                      CERBCO, Inc.                    CERBCO, Inc.  Insituform East,   Capitol Copy
                                      Consolidated      Eliminations Unconsolidated  Incorporated      Products, Inc.
ASSETS

Current Assets:
  Cash and cash equivalents         $10,234,224                $0      $2,867,446     $4,183,084        $3,183,694
  Accounts receivable                 8,497,050  (A)      (83,768)        159,513      6,370,063         2,051,242
  Inventories                         3,336,052                 0               0      1,159,532         2,176,520
  Prepaid and refundable taxes          135,242                 0          48,292         86,950                 0
  Deferred income taxes                 133,000                 0               0              0           133,000
  Prepaid expenses and other            359,631                 0               0        258,387           101,244
                                    -----------       -----------     -----------   ------------      ------------

TOTAL CURRENT ASSETS                 22,695,199           (83,768)      3,075,251     12,058,016         7,645,700

Investment in and Advances to
  Subsidiaries:
  Investment in subsidiaries                  0  (C)  (11,260,825)     11,260,825              0                 0
  Intercompany receivables and
    payables                                  0                 0          (3,567)        15,975           (12,408)

Property, Plant and Equipment - net
  of accummulated depreciation       11,291,818                 0          95,099     11,009,316           187,403

Other Assets:
  Excess of acquisition cost over
    value of net assets acquired
    - net                             4,728,662  (D)     2,496,376               0             0         2,232,286
  Cash surrender value of life
    insurance                           498,974                  0         498,974             0                 0
  Deferred income taxes                  41,000                  0               0             0            41,000
  Deposits and other                    195,082                  0          62,837       106,000            26,245
                                    -----------        -----------     -----------   -----------      ------------
TOTAL ASSETS                        $39,450,735        ($8,848,217)    $14,989,419   $23,189,307       $10,120,226
                                    ===========        ===========     ===========   ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued
    liabilities                      $4,252,873  (A)      ($83,768)       $155,905    $3,329,231          $851,505
  Deferred revenue                      500,643                  0               0             0           500,643
  Current portion of long-term debt       5,104                  0               0             0             5,104
  Current portion of capital lease
    obligations                          50,176                  0               0        36,159            14,017
                                    -----------        -----------     -----------   -----------      ------------
TOTAL CURRENT LIABILITIES             4,808,796            (83,768)        155,905     3,365,390         1,371,269

Long-Term Liabilities:
  Long-term debt                              0                  0               0             0                 0
  Capital lease obligations             135,844                  0               0       112,732            23,112
  Deferred income taxes                 818,000                  0               0       818,000                 0
  Accrued SERP liability                176,955                  0         176,955             0                 0
                                    -----------        -----------     -----------   -----------      ------------
TOTAL LIABILITIES                     5,939,595            (83,768)        332,860     4,296,122         1,394,381
                                    -----------        -----------     -----------   -----------      ------------
Non-Owned Interests:                 16,509,371  (B)(C) 14,155,038              0      2,354,333                 0
                                    -----------        -----------     -----------   -----------      ------------
Stockholders' Equity:
  Common stock                          115,710  (C)      (175,486)        115,710       175,486                 0
  Class B stock                          31,085  (C)       (12,024)         31,085        11,904               120
  Additional paid-in capital          7,432,071  (C)    (4,750,304)      7,432,071     4,000,424           749,880
  Retained earnings                   9,422,903  (C)(D)(19,171,286)      7,077,693    13,540,651         7,975,845
  Treasury stock                              0  (C)     1,189,613               0    (1,189,613)                0
                                    -----------        -----------     -----------   -----------      ------------
TOTAL STOCKHOLDERS' EQUITY           17,001,769        (22,919,487)     14,656,559    16,538,852         8,725,845
                                    -----------       -----------      -----------   -----------      ------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                $39,450,735        ($8,848,217)    $14,989,419   $23,189,307       $10,120,226
                                    ===========        ===========     ===========   ===========       ===========



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

CERBCO, Inc.
CONSOLIDATING ELIMINATION ENTRIES
JUNE 30, 1996


(A)
Accounts payable and accrued liabilities                                 $83,768
  Accounts receivable                                                                     $83,768
To eliminate  dividend  receivable  from  Insituform  East to
CERBCO at June 30, 1996.

(B)
Non-owned interests in earnings                                       $2,045,455
  Non-owned interests                                                                  $2,045,455
To record non-owned interests in earnings of subsidiaries in 1996.

(C)
Common stock                                                            $175,486
Class B stock                                                             12,024
Additional paid-in capital                                             4,750,304
Retained earnings                                                     17,125,831
Excess of acquisition cost over value of net assets acquired           2,496,376
  Treasury stock                                                                       $1,189,613
  Non-owned interests                                                                  12,109,583
  Investment in subsidiaries                                                           11,260,825
To eliminate investments in consolidated subsidiaries at
  June 30, 1996.

(D)
Retained earnings                                                     $2,045,455
  Current year earnings adjustments                                                    $2,045,455
To close out impact of eliminating entries on statement of
  earnings for 1996.
